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                                                                      EXHIBIT 21

                    AUTOBOND ACCEPTANCE CORPORATION
                    Subsidiaries of the Registrant

                                                        Jurisdiction of
Subsidiary                                              Incorporation
----------                                              ---------------

AutoBond Funding Corporation I                          Nevada
AutoBond Funding Corporation II                         Nevada
AutoBond Funding Corporation III                        Nevada
AutoBond Funding Corporation 1995                       Nevada
AutoBond Funding Corporation 1996A                      Nevada
AutoBond Funding Corporation 1996B                      Nevada
AutoBond Funding Corporation 1996C                      Nevada
AutoBond Funding Corporation 1996D                      Nevada
AutoBond Funding Corporation 1997A                      Nevada
AutoBond Master Funding Corporation                     Nevada


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